Exhibit 99.1

Soluna Unleashes First Batch of NVIDIA GPUs, Targeting $80 Million Revenue Over Three Years

Raises $12.5 Million and Secures Sustainable Hosting for Generative AI Workloads

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Albany, New York – June 24, 2024 – Soluna Holdings, Inc. (“SHI” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications including Bitcoin mining and AI, announced today it has successfully raised a credit facility of $12.5 million at its new subsidiary Soluna Cloud, Inc., marking the completion of the first tranche in a larger fundraising effort led by BitOoda Technologies and Imperial Capital.

This financing will support the launch of Soluna Cloud, and secure NVIDIA H100 GPUs leveraging a 3-year managed-services agreement at a Tier 3 hydro-powered data center in collaboration with the Company’s Strategic OEM Partner. Soluna expects to generate $16.0 million to $26.0 million in revenue per year as the site is fully deployed with its customers based on current market conditions. Over the life of the contract, the Company expects to generate a total of between $38.0 million to $80.0 million.

“This is a pivotal point for Soluna Cloud as we are now able to open our waitlist for this highly anticipated business at Soluna. AI is set to transform the enterprise, and Soluna is making a vital contribution to making it a climate-friendly reality,” said John Belizaire, CEO of Soluna.

Customers can sign up for the service at SolunaCloud.com.

As part of the Company’s collaboration with its Strategic Partner, Soluna Cloud’s services will be 100% powered by renewable energy and consume zero water, offering state-of-the-art capabilities and significant growth and revenue opportunities. Soluna Cloud’s implementation will feature an enterprise-grade system, a substantial block of Infiniband Meshed NVIDIA H100 SXM GPUs designed specifically for Enterprise Generative AI workloads. The initial cluster will support large language models with at least 70 billion parameters. The services will be made available for Enterprise customers and Generative AI Labs starting as early as July 2024.

“Launching our first AI Cloud implementation will allow us to kickstart our Enterprise AI business as we complete the development of our innovative Helix data centers,” expanded John Belizaire.

Soluna Cloud’s venture is a novel approach to developing zero-carbon infrastructure for AI, addressing the growing demand for sustainable and scalable AI infrastructure. The convergence of AI and renewable energy positions Soluna Cloud at the forefront of solving the world’s wasted energy problems while delivering cutting-edge AI solutions.

For more information about Soluna Cloud, please visit https://www.solunacloud.com.

More information about the financing and the agreement with Soluna’s Strategic Partner can be found in the Company’s upcoming 8-Ks.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com. Follow us on X (formerly Twitter) at @SolunaHoldings.

About the Advisors: BitOoda and Imperial

BitOoda Technologies, LLC, a boutique investment bank specializing in AI and HPC, is serving as Financial Advisor to Soluna. BitOoda Technologies, LLC and Imperial Capital, LLC are serving as placement agents.

Contact Information

Sam Sova

Partner and CEO

SOVA

Sam@letsgosova.com